UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 18, 2009

Embarq Corporation

(Exact name of Registrant as specified in its charter)

Delaware	001-32732	20-2923630
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5454 W. 110th Street
Overland Park, Kansas	66211
(Address of principal executive offices)	(Zip Code)

(913) 323-4637

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Other Events

2007 Long-Term Incentive Compensation Performance Adjustment

On February 18, 2009, the Compensation Committee (the “Committee”) of the Board of Directors of Embarq Corporation (the “Company”) approved a performance adjustment for the tranche of restricted stock units (“RSUs”) originally granted on February 22, 2007 and scheduled to vest on February 22, 2009, as part of the Company’s 2007 Long-Term Incentive program (the “2007 LTI program”). The 2007 LTI program provides that the number of RSUs granted in this tranche could be increased to up to 200% or decreased to 0% of the initial grant based upon the weighted achievement of performance objectives related to the Company’s total shareholder return relative to the S&P 500 Index (50% weighting), and return on invested capital (50% weighting), as adjusted for certain items, measured over a two-year period ending December 31, 2008.

The Committee determined that the achievement of the performance metrics under the 2007 LTI program measured over the two-year period ended December 31, 2008, resulted in a performance adjustment percentage of 151.5%. Based on the performance adjustment, each named executive officer received the following additional RSUs: Mr. Gerke, 5,676; Mr. Betts, 4,434; Mr. Campbell, 3,902; Mr. Huber, 2,383, and Mr. McEvoy, 3,902. These additional RSUs are subject to the same vesting and other terms and conditions as the initial RSUs.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Embarq Corporation

Date: February 23, 2009	By:	/s/ Tracy D. Mackey
Tracy D. Mackey
Assistant Secretary

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